UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2008

OVERTURE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands

(State or Other Jurisdiction of Incorporation)

001-33924 (Commission File Number)	N/A (IRS Employer Identification No.)

c/o Maples Corporate Services Limited Ugland House Grand Cayman, Cayman Islands (Address of Principal Executive Offices)	KY1-1104 (Zip Code)

Registrant’s telephone number, including area code: (646) 736-1376

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 5, 2008, Overture Acquisition Corp. (the “Company”) consummated the initial public offering (“IPO”) of 15,000,000 units (“Units”). Each Unit consists of one ordinary share, par value $0.0001 per share (“Ordinary Share”) and one warrant (“Warrant”) to purchase one Ordinary Share at an exercise price of $7.00 per share. The Warrants expire January 30, 2013 unless earlier redeemed. Once the Warrants become exercisable, they will be redeemable in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ written notice, but such redemption may only occur if the last sales price of the Ordinary Shares equals or exceeds $14.25 per share for any 20 trading days within a 30 day trading period ending three business days prior to the time that the Company sends the notice of redemption to the Warrant holders. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $150,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private sale of 4,380,000 warrants (“Sponsors’ Warrants”) to John F. W. Hunt, Marc J. Blazer, Lawton W. Fitt, Andrew H. Lufkin, Paul S. Pressler, Mark Booth and Domenico De Sole (the “Sponsors”) at a price of $1.00 per Sponsors’ Warrant, generating gross proceeds of $4,380,000 (the “Private Placement”). The Sponsors’ Warrants are identical to the Warrants included in the Units sold in the IPO, except that the Sponsors’ Warrants (i) are non-redeemable so long as they are held by a Sponsor or a permitted transferee, (ii) are exercisable on a “cashless” basis so long as they are held by a Sponsor or a permitted transferee and (iii) may not be transferred, assigned or sold, except to permitted transferees, until 30 days after the Company completes its initial business combination. If the Company does not complete its initial business combination, the $4,380,000 in gross proceeds to the Company from the sale of the Sponsors’ Warrants in the Private Placement will be part of the liquidating distribution to the Company’s public shareholders, and the Sponsors’ Warrants will expire worthless.

Approximately $150.5 million of proceeds from the IPO and the Private Placement were placed in the Company’s trust account at JPMorgan Chase Bank, with American Stock Transfer & Trust Company acting as trustee. These funds will not be released until the earlier of the Company’s completion of its initial business combination or the Company’s liquidation, although the Company may withdraw up to an aggregate of $1.8 million of the interest income earned on the funds held in the trust account (in addition to the tax, if any, payable by the Company with respect to such interest, not to exceed the total interest earned).

Audited financial statements as of February 5, 2008, whose report is dated February 8, 2008, reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

On February 5, 2008, the Company issued a press release, a copy of which is included as Exhibit 99.2 to this Current Report on Form 8-K, announcing the consummation of the IPO and the Private Placement.

The Company is including as exhibits to this Current Report on Form 8-K executed copies of its Investment Management Trust Agreement, dated as of January 30, 2008, with American Stock Transfer & Trust Company and a copy of the Company’s Amended and Restated Memorandum and Articles of Association adopted on January 30, 2008.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Exhibit
3.1	Amended and Restated Memorandum and Articles of Association
10.1	Investment Management Trust Agreement, dated as of January 30, 2008, between Overture Acquisition Corp. and American Stock Transfer & Trust Company
99.1	Audited Financial Statements
99.2	Press Release dated February 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2008	OVERTURE ACQUISITION CORP.
	By:	/s/ John F. W. Hunt
John F. W. Hunt Chief Executive Officer